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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-82285 pertaining to the 1998 Long-Term Incentive Plan and the Incentive Stock Plan, Form S-8 No. 333-34354 pertaining to the 1999 Non-Qualified Stock Option Plan, Form S-8 No. 333-65504 pertaining to the Amended and Restated 1998 Long-Term Incentive Plan, Form S-8 No. 333-92464 pertaining to the Amended and Restated 1998 Long-Term Incentive Plan, Form S-8 No. 333-108327 pertaining to the Amended and Restated 1998 Long-Term Incentive Plan, Form S-3 No. 333-68936 and Form S-3 No. 333-97117) of Women First HealthCare, Inc. of our report dated March 16, 2004 (except for Note 15, as to which the date is March 30, 2004), with respect to the consolidated financial statements and schedule of Women First HealthCare, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


                                             /s/ Ernst & Young LLP


March 30, 2004
San Diego, California